UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2019

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8560 Main Street, Suite 4, Williamsville, New York	14221
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code): (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

Purchase of Series B Preferred Stock of Panacea Life Sciences, Inc. (“PLS”)

On December 3, 2019, 22nd Century Group, Inc. (the “Company”) entered into and initially closed a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) with PLS. Pursuant to the Purchase Agreement, at the initial closing (the “Initial Closing”), (i) the Company purchased 3,733,334 shares (the “Initial Shares”) of Series B Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), of PLS at a purchase price of $1.875 per share (the “Series B Original Issue Price”); (ii) PLS issued to the Company a secured convertible note in the principal amount of $7,000,000 (the “Convertible Note”), which is convertible into 3,733,334 shares of Series B Preferred Stock; and (iii) PLS issued to the Company a warrant (a “Series B Warrant”) to purchase shares of Series B Preferred Stock at an exercise price of $2.344 per share.

Additionally, pursuant to the Purchase Agreement, the Company will purchase an additional 5,333,334 shares of Series B Preferred Stock (the “Milestone Shares”) at a second closing (the “Milestone Closing”) at the Series B Original Issue Price of $1.875 per share if PLS achieves at least an aggregate of $20,000,000 in gross revenues (calculated in accordance with generally accepted accounting principles) for any twelve (12) consecutive month period following the Initial Closing.

At the Initial Closing, the purchase price to be paid by the Company to PLS consisted of (i) $12 million in cash and (ii) 1,297,017 shares of the Company’s common stock. At the Milestone Closing, the purchase price to be paid by the Company to PLS shall consist of (a) $8,500,000 in cash, and (b) such number of shares of the Company’s common stock equal to the quotient of $1,500,000 divided by the 30-day VWAP (as defined in the Purchase Agreement) ending on the day of the Milestone Closing; provided that the 30-day VWAP shall not be less than $1.00. Following the Initial Closing, the Company owns 15.2% of the issued and outstanding shares of capital stock of PLS on a fully diluted basis, and assuming the Milestone Closing occurred on December 3, 2019, the Company would own 30.4% of the issued and outstanding shares of capital stock of PLS on a fully diluted basis.

Terms of Series B Preferred Stock

The Series B Preferred Stock will accrue cumulative dividends at the rate of 10% per annum and will be payable only when, as, and if declared by the Board of Directors of PLS. Each holder of outstanding shares of Series B Preferred Stock is entitled to vote on all matters presented to the shareholders of PLS on an as converted to common stock basis and, voting as a separate class, are entitled to elect one director of PLS for so long as such holders continue to own beneficially at least 3,733,334 shares of Series B Preferred Stock. The holders of the Series B Preferred Stock also have approval rights with respect to certain actions by PLS and a liquidation preference over all other classes of stock of PLS. Each share of Series B Preferred Stock is initially convertible, at the option of the holder thereof, at any time into one share of PLS common stock at the Series B Original Issue Price and is mandatorily convertible into one share of PLS common stock at the Series B Original Issue Price upon either (i) the closing of an initial public offering of PLS, or (ii) the written consent of holders of more than 50% of the outstanding shares of Series B Preferred Stock. Commencing on the fifth anniversary of the date of the Initial Closing and ending on the date that the Series B Warrant is fully exercised, the Series B Preferred Stock will be redeemable at the option of holders of at least 51% of the Series B Preferred Stock (the “Series B Put Right”) at a price equal to the Series B Original Issue Price, plus all accrued but unpaid dividends. PLS may satisfy the payment to such holders upon exercise of the Series B Put Right, at PLS’ election, in (i) cash and/or (ii) shares of the Company’s common stock priced at the price at which such shares were issued to PLS. The Company and PLS also entered into a customary investor rights, co-sale and voting agreement in connection with the purchase of the Series B Preferred Stock.

Terms of the Convertible Note

Interest on the outstanding principal amount of the Convertible Note accrues at a rate of 10% per annum and will be payable monthly commencing on January 1, 2020. The outstanding principal of the Convertible Note and any accrued and unpaid interest thereon is convertible into shares of Series B Preferred Stock at a conversion price per share equal to $1.875. All outstanding principal of, and accrued but unpaid interest on, the Convertible Note is payable on the earlier to occur of (i) the fifth anniversary of the date of the Initial Closing, or (ii) date the Series B Warrant is fully exercised. PLS’s obligations under the Convertible Note are secured by a lien on all assets of the PLS in favor of the Company.

Terms of the Series B Warrant

The Series B Warrant provides that the Company is entitled to purchase at any time on or following the Exercise Trigger Date (as defined below) up to that number of shares of Series B Preferred Stock that would constitute (i) when issued and when added to the shares of Series B Preferred Stock previously issued to the Company pursuant to the Purchase Agreement, and (ii) after taking into account the redemption of PLS common stock described in the immediately succeeding paragraph, 51% of the outstanding shares of capital stock of PLS on a fully-diluted basis. The Exercise Trigger Date is the earlier of (a) the five-year anniversary of the date of issuance of the Series B Warrant, and (b) the first day of the fiscal year of PLS immediately following PLS achieving at least $200 million in gross revenues for two consecutive fiscal years. At the election of the Company, it will pay the exercise price of the Series B Warrant in any of the following forms: (1) cash, (2) shares of the Company’s common stock, or (3) a combination of cash and shares of the Company’s common stock. If the exercise price of the Series B Warrant is paid in shares of the Company’s common stock, the value of each share of the Company’s common stock shall be equal to the 30-day VWAP on the date of exercise; provided that in no event shall the value of each share of the Company’s common stock be less than $1.00.

Promptly following any exercise of the Series B Warrant in which the Company pays the exercise price by delivering shares of its common stock, PLS will redeem shares of its common stock beneficially owned by Quintel-MC Incorporated, a company that is owned by the Chief Executive Officer of PLS (“Quintel”). The shares of PLS common stock will be redeemed by PLS by exchanging shares of the Company’s common stock received by PLS as payment of all or a portion of the exercise price of the Series B Warrant. Each share of PLS common stock to be redeem shall be valued at the exercise price of the Series B Warrant and each share of the Company’s common stock shall be valued at the 30-day VWAP on the date of exercise; provided that the 30-day VWAP shall not be less than $1.00 per share.

On the date that the Series B Warrant is fully exercised, Quintel shall have the right to nominate one member to the Board of Directors of the Company for one term.

Side Agreement

In connection with the Purchase Agreement, on December 3, 2019, the Company, PLS and certain key employees of PLS entered into an agreement (the “Side Agreement”). Pursuant to the Side Agreement, during the period beginning on the date that the Series B Warrant is fully exercised and ending on the second anniversary of the date the Series B Warrant is fully exercised, Quintel has the right to exchange any shares of preferred stock of PLS owned by Quintel, any shares of common stock of PLS owned by Quintel, and any outstanding indebtedness running from Quintel to PLS, in each case, for shares of the Company’s common stock upon 90 days’ prior written notice from Quintel to PLS and the Company (a “Quintel Exchange”). The per share dollar value of any share of PLS preferred stock or PLS common stock to be exchanged by Quintel in the Quintel Exchange shall be equal to the Series B Warrant exercise price per share of $2.344, and such aggregate dollar value of the shares of PLS preferred stock and PLS common stock subject to any Quintel Exchange shall be applied to a corresponding number of shares of the Company’s common stock based on the 90-day VWAP on the date the Company delivers to Quintel the shares of the Company’s common stock in the Quintel Exchange; provided that in no event will such price be less than $1.00 per share of the Company’s common stock.

Additionally, during the period beginning on the date of the Series B Warrant is fully exercised and ending on the second anniversary of the date the Series B Warrant is fully exercised, upon the entry by the Company into one or more binding agreements to effect a Fundamental Transaction (as defined in the Series B Warrant), Quintel shall have the right but not the obligation to require the Company to purchase (the “Put Right”) all of the issued and outstanding shares of capital stock of PLS owned by Quintel by providing written notice (the “Put Notice”) to PLS and the Company. Following delivery of the Put Notice by Quintel, the Company will be obligated to purchase all of Quintel’s shares of capital stock of the PLS for an aggregate purchase price (the “Put Purchase Price”) equal to 1.5 times Quintel’s currently invested capital ($17,000,000) in PLS. The Company will deliver payment to Quintel of the Put Purchase Price in any of the following forms (in the Company’s sole discretion) (i) cash, (ii) shares of the Company’s common stock, or (iii) a combination of cash and the Company’s common stock. If the Company determines (in its sole discretion) to pay all or a portion of the Put Purchase Price by delivering to Quintel shares of the Company’s common stock, the value of each share of Company Common Stock shall be equal to the 30-day VWAP on the date of the Put Notice; provided that in no event shall the value of each share of Company Common Stock be less than $1.00.

In no event will the total number of shares of the Company’s common stock issued pursuant to the transactions contemplated by the Purchase Agreement and other related transactions exceed 19.99% of the Company’s outstanding shares of common stock on the date hereof.

The foregoing summaries of the Purchase Agreement, Convertible Note, Series B Warrant and Side Agreement do not purport to be complete and are subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, Convertible Note, Series B Warrant and Side Agreement, copies of which are filed Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of the Company’s common stock were and will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Joseph Alexander Dunn

22nd Century Group, Inc. (the “Company”) deeply regrets to announce that Dr. Joseph Alexander Dunn has passed away. Dr. Dunn has served as a valued member of the Company’s Board of Directors since March 4, 2011. The Company would like to provide its sincere condolences to the family of Dr. Dunn.

CFO Transition

On December 3, 2019, the Board of Directors of the Company promoted Andrea S. Jentsch, the Company’s current Director of Accounting and Financial Reporting, to the position of Chief Financial Officer. Ms. Jentsch’s promotion was in connection with John T. Brodfuehrer’s planned retirement phase-down, with Mr. Brodfuehrer transitioning from Chief Financial Officer to Vice President of Strategy.

Ms. Jentsch, age 49, has previously served as the Company’s Director of Accounting and Financial Reporting since May 2019. Prior to joining the Company, Ms. Jentsch was previously the Operations Manager at Forbes Capretto Homes during April and May of 2019 and the Director of Finance and Administration at First Healthcare Products, Inc. from January 2017 through March 2019. Prior to her time at First Healthcare, Ms. Jentsch served in multiple roles over a twenty year span with HSBC Technology & Services USA, HSBC Bank USA, N.A. and other HSBC companies that ended in May 2013. Ms. Jentsch earned a Bachelor of Science in Finance from the Rochester Institute of Technology in 1993.

The new compensation and employment agreement of Ms. Jentsch are in the process of being finalized and will be disclosed in a subsequent Form 8-K.

There are no family relationships between Ms. Jentsch and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Ms. Jentsch that would require disclosure under Item 404(a) of Regulation S-K.

PLS Transaction

The information set forth on Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On December 3, 2019, the Company issued a press release relating the Company’s transaction with PLS. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Series B Preferred Stock Purchase Agreement, dated as of December 3, 2019, between Panacea Life Sciences., Inc and 22nd Century Group, Inc..

10.2	Convertible Note of Panacea Life Sciences., Inc., dated December 3, 2019, issued to 22nd Century Group, Inc.

10.3	Warrant to purchase shares of Series B Preferred Stock of Panacea Life Sciences., Inc., dated December 3, 2019, issued to 22nd Century Group, Inc.

10.4	Side Agreement, dated as of December 3, 2019, Panacea Life Sciences, Inc., [EMPLOYEE], [EMPLOYEE], [EMPLOYEE], [EMPLOYEE], Quintel-MC Incorporated, and 22nd Century Group, Inc.

99.1	Press release, dated December 3, 2019, issued by 22nd Century Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.
(Registrant)

Date: December 3, 2019	By:	/s/ Clifford B. Fleet
Clifford B. Fleet
President and Chief Executive Officer